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Structured Assets Securities Corporation II
745 Seventh Avenue
New York, New York 10019

                  Re: Structured Assets Securities Corporation II Registration Statement, Form S-3
                       --------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel for Structured Assets Securities Corporation II, a Delaware corporation (the "COMPANY"), in connection with the Registration Statement (as hereinafter defined) relating to the proposed offering from time to time by one or more trusts in one or more series (each, a "SERIES") of mortgage pass-through certificates (the "CERTIFICATES"). As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement or other similar agreement or collection of agreements (each, an "AGREEMENT") among the Company, a trustee (the "TRUSTEE") and where appropriate, one or more servicers (each, a "SERVICER"), each to be identified in the prospectus supplement for such Series of Certificates.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                  (a) the registration statement on Form S-3 of the Company relating to the


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Structured Assets Securities Corporation II
September 27, 2004
Page 2



Certificates filed on or about the date hereof with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), allowing for delayed offerings pursuant to Rule 415 under the Securities Act (such registration statement being referred to herein as the "REGISTRATION STATEMENT");

                  (b) the prospectus (the "BASE PROSPECTUS") relating to the offering of the Certificates by the Company, which forms a part of and is included in the Registration Statement;

                  (c) the form of prospectus supplement relating to the offering of each Series of Certificates (the "PROSPECTUS SUPPLEMENT"), which forms a part of and is included in the Registration Statement;

                  (d) the form of pooling and servicing agreement incorporated by reference to the Registration Statement;

                  (e) the form of underwriting agreement incorporated by reference to the Registration Statement (the "UNDERWRITING AGREEMENT");

                  (f) the forms of the Certificates included in the applicable Agreements;

                  (g) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "CERTIFICATE OF INCORPORATION"); and

                  (h) the By-laws of the Company, as currently in effect (the "BY-LAWS").

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such documents. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 1 and 2 below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.


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Structured Assets Securities Corporation II
September 27, 2004
Page 3



                  The Underwriting Agreement, the Certificates and each Agreement are referred to herein collectively as the "TRANSACTION DOCUMENTS."

                  The opinions set forth below are subject to the following qualifications, further limitations and assumptions:

                  (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to any Transaction Document (other than with respect to the Company to the extent set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party;

                  (b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                  (c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transactions contemplated thereby;

                  (d) we do not express any opinion as to the enforceability of any rights of indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                  (e) we have assumed that the execution and delivery by the Company of each Transaction Document and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (e) (i) with respect to any Agreement or the Certificates), (ii) any law, rule or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority; and

                  (f) to the extent any opinion relates to the enforceability of the choice of New York law and the choice of New York forum provisions of any of the Transaction Documents, our opinion is rendered in reliance upon N.Y.
Gen. Oblig. Lawss.ss.5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b)
(McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

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Structured Assets Securities Corporation II
September 27, 2004
Page 4


                  We do not express any opinion as to the laws of any jurisdiction other than the State of New York that in our experience are normally applicable to transactions of the type contemplated by the Transaction Documents. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. When any Agreement relating to a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer or Servicers, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

                  This opinion pertains only to those Series of Certificates for which our firm is named as special counsel to the Company in the related Prospectus or Prospectus Supplement.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in a Prospectus or a Prospectus Supplement which forms a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the Rules and Regulations of the Commission issued thereunder, with respect to the Prospectus and this exhibit.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP